EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-283865 on Form S-6 of our report dated January 17, 2025, relating to the Statement of Financial Condition, including the portfolio of investments, of Morgan Stanley Portfolios, Series 77, comprising Global Best Business Models, Series 5, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
January 17, 2025